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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 2001 included in Carlisle Companies Incorporated Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

March 6, 2002
New York, New York

                                  /s/ Arthur Andersen LLP